UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

GREAT WESTERN BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-15215	42-0867112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10834 Old Mill Road, Suite One

Omaha, NE 68154-2648

(Address principal executive offices)

Registrant’s telephone number, including area code: (402) 333-8330

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2005, Great Western Bancorporation, Inc. entered into an Amendment to the Phantom Stock Long Term Incentive Plans with Daniel J. Brabec, Jeffory A. Erickson and Daniel A. Hamann. The Amendments were deemed necessary or appropriate to comply with the applicable requirements of Section 409A of the Internal Revenue Code and the regulations thereunder to assure that the benefits provided by the Agreements are not includable in the Employees’ gross income before being paid pursuant to their Agreements.

On January 31, 2005, Great Western Bancorporation, Inc. entered into an Amendment to the Bonus Plans with Daniel J. Brabec and Jeffory A. Erickson. The Amendments were deemed necessary or appropriate to comply with the applicable requirements of Section 409A of the Internal Revenue Code and the regulations thereunder to assure that the benefits provided by the Agreements are not includable in the Employees’ gross income before being paid pursuant to their Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORPORATION, INC.

By:	/s/ DANIEL A. HAMANN
Daniel A. Hamann, President

Date: February 2, 2005